TABLE OF CONTENTS EARNINGS RELEASE i COMPANY OVERVIEW COMPANY PROFILE .......................................................................................................................................................................... 2 KEY METRICS AND GUIDANCE ...................................................................................................................................................... 4 FINANCIAL SUMMARY CONDENSED CONSOLIDATED BALANCE SHEETS ................................................................................................................... 6 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS .......................................................................................... 7 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS .......................................................................................... 8 SEGMENT RESULTS ......................................................................................................................................................................... 9 NET OPERATING INCOME ............................................................................................................................................................... 10 FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS ...................................................................... 12 EBITDA AND ADJUSTED EBITDA .................................................................................................................................................. 13 DEBT SUMMARY CAPITALIZATION AND FINANCIAL RATIOS ................................................................................................................................ 15 DEBT SUMMARY ................................................................................................................................................................................ 16 TRANSACTIONAL SUMMARY COMMERCIAL REAL ESTATE TRANSACTIONS, DEVELOPMENT, AND REDEVELOPMENT ........................................... 18 CAPITAL EXPENDITURES ............................................................................................................................................................... 19 COMMERCIAL REAL ESTATE PORTFOLIO SUMMARY .................................................................................................................................................................... 20 NOI BY ASSET CLASS ...................................................................................................................................................................... 22 OCCUPANCY ....................................................................................................................................................................................... 23 IMPROVED PROPERTY REPORT ................................................................................................................................................... 24 GROUND LEASE REPORT ............................................................................................................................................................... 26 TENANT CONCENTRATION - TOP 10 IMPROVED PORTFOLIO TENANTS .......................................................................... 27 LEASE EXPIRATION SCHEDULE ................................................................................................................................................... 28 NEW AND RENEWAL LEASE SUMMARY ...................................................................................................................................... 29 LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA ................................................................................................................ 31 COMPONENTS OF LAND OPERATIONS ....................................................................................................................................... 32 ADDITIONAL INFORMATION COMPONENTS OF NET ASSET VALUE ........................................................................................................................................ 34 GLOSSARY OF TERMS ..................................................................................................................................................................... 35 STATEMENT ON MANAGEMENT'S USE OF NON-GAAP FINANCIAL MEASURES ............................................................ 37

Forward-Looking Statements Statements in this Supplemental Information document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, the evaluation of alternatives by the Company related to its remaining legacy assets, and the risk factors discussed in Part I, Item 1A of the Company's 2024 Form 10-K, filed with the SEC on or around February 28, 2025, under the heading "Risk Factors"Securities and Exchange Commission (“SEC”). The information in this Supplemental Information document should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements. The risk factors discussed in "Risk Factors" could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those expressed in forward-looking statements. Basis of Presentation The information contained in this Supplemental Information document does not purport to disclose all items required by accounting principles generally accepted in the United States of America ("GAAP").

ALEXANDER & BALDWIN
PARTNERS FOR HAWAI'I

Alexander & Baldwin, Inc. Reports Fourth Quarter and Full-Year 2024 Results

HONOLULU, (February 27, 2025) /PRNewswire/—**Alexander & Baldwin, Inc.** (NYSE: ALEX) ("A&B" or "Company"), a Hawai'i-based owner, operator and developer of high-quality commercial real estate in Hawai'i, today announced net income available to A&B common shareholders of $12.4 million, or $0.17 per diluted share, and Commercial Real Estate ("CRE") operating profit of $22.0 million for the fourth quarter of 2024. The Company reported net income available to common shareholders of $60.5 million, or $0.83 per diluted share, and CRE operating profit of $89.4 million for the full year of 2024.

Q4 2024 Highlights

- Funds From Operations ("FFO") of $22.0 million, or $0.30 per diluted share
- Adjusted FFO of $14.2 million, or $0.19 per diluted share
- FFO related to CRE and Corporate of $19.0 million, or $0.26 per diluted share
- CRE Same-Store Net Operating Income ("NOI") growth of 2.4%, or 2.9% excluding collections of prior year reserves
- Leased occupancy as of December 31, 2024, was 94.6%
- Comparable blended leasing spreads for the improved portfolio were 14.0%
- Began construction of a 29,550 square foot warehouse and distribution center at Maui Business Park II
- Amended the Company's revolving credit facility, extending the term of the facility to October 2028

Full-Year 2024 Highlights

- FFO of $100.0 million, or $1.37 per diluted share
- Adjusted FFO of $80.1 million, or $1.10 per diluted share
- FFO related to CRE and Corporate of $81.1 million, or $1.11 per diluted share
- CRE Same-Store NOI growth of 2.9%, or 3.3% excluding collections of prior year reserves
- Comparable blended leasing spreads for the improved portfolio were 11.7%
- Reduced general and administrative expense by $4.2 million, or 12.4%, compared to 2023
- Closed on the acquisition of an 81,500 square foot food and distribution facility
- Established a new $200.0 million at-the-market ("ATM") equity offering program to replace our previous program that expired in August 2024

Lance Parker, president and chief executive officer, stated: "Our portfolio ended the year on a high note with better than expected results. Occupancy is healthy, leasing volumes continue to trend well and comparable leasing spreads are strong. Looking ahead to 2025, we are excited about our prospects to continue meaningful earnings growth organically through our portfolio, and through internal and external growth opportunities."

Consolidated Financial Results for Q4 and Full-Year 2024

Below is a summary of select consolidated financial results.

(dollars in thousands, except per share data)	Three months ended December 31,		Twelve months ended December 31,	
	2024	2023	2024	2023
Net income (loss) available to A&B common shareholders	$ 12,438	$ (3,530)	$60,514	$29,706
Diluted earnings (loss) per share available to A&B shareholders	$ 0.17	$ (0.05)	$ 0.83	$ 0.41

i

(dollars in thousands, except per share data)	Three months ended December 31,		Twelve months ended December 31,	
	2024	2023	2024	2023
FFO	$ 21,952	$ 19,824	$ 100,006	$ 79,377
FFO per diluted share	$ 0.30	$ 0.27	$ 1.37	$ 1.09
CRE & Corporate-related FFO per diluted share	$ 0.26	$ 0.19	$ 1.11	$ 0.94
Adjusted FFO	$ 14,178	$ 12,182	$ 80,064	$ 63,602
Adjusted FFO per diluted share	$ 0.19	$ 0.17	$ 1.10	$ 0.87
Selling, general and administrative expense	$ 7,895	$ 7,828	$ 29,822	$ 34,028

CRE Financial Results for Q4 and Full-Year 2024

Below is a summary of select CRE financial results.

(dollars in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2024	2023	2024	2023
CRE operating revenue	$ 49,888	$ 48,336	$197,365	$193,971
CRE operating profit	$ 21,990	$ 17,019	$ 89,411	$ 81,225
Same-Store NOI	$ 31,202	$ 30,471	$126,359	$122,834
Same-Store NOI Growth	2.4 %	4.3 %	2.9 %	4.3 %
Same-Store NOI, excluding collections of prior year reserves	$ 30,969	$ 30,092	$124,698	$120,720
Same-Store NOI Growth, excluding collections of prior year reserves	2.9 %	4.8 %	3.3 %	6.8 %

CRE Operating Results Results for Q4 and Full-Year 2024

- During the fourth quarter of 2024, the Company executed a total of 47 improved-property leases, or approximately 139,900 square feet of gross leasable area ("GLA"), and two ground leases. In 2024, there were 209 leases executed in our improved-property portfolio, or approximately 630,300 square feet of GLA, and three ground leases.
- Comparable leasing spreads in our improved property portfolio were 14.0% for the fourth quarter of 2024, which included 15.2% for retail spaces and 6.6% for industrial spaces. Full-year comparable leasing spreads for the improved property portfolio were 11.7%, including 13.5% for retail spaces and 7.4% for industrial spaces.
- Select occupancy information is included below for the periods ending December 31, 2024, September 30, 2024 and December 31, 2023.

	December 31, 2024	September 30 , 2024	December 31, 2023	Change from prior quarter	Change from prior year
Leased Occupancy					
Total leased occupancy	94.6 %	94.0 %	94.7 %	60 bps	(10) bps
Retail portfolio occupancy	95.2 %	92.9 %	94.3 %	230 bps	90 bps
Industrial portfolio	95.2 %	97.4 %	96.8 %	(220) bps	(160) bps

CRE Investment Activity for Full-Year 2024

- In September 2024, the Company closed on the off-market acquisition of an 81,500-square-foot distribution facility for $29.7 million. The facility is fully leased to Hansen Distribution Group, a broadline food service subsidiary of C&S Wholesale Grocers, and was an opportunity to recycle capital from Waipouli Town Center, which was sold in the fourth quarter of 2024.

ii

• Construction began for the 29,550-square-foot warehouse and distribution center at Maui Business Park II. The single-user space includes 32' clear height and can accommodate up to 14 dock-high loading bays. The asset is pre-leased and is expected to be placed in service in late 2025. Land Operations • Land Operations operating profit was $2.9 million for the quarter ended December 31, 2024, comprised primarily of development sale margin. • Land Operations operating profit was $18.9 million for the year ended December 31, 2024, comprised of $18.7 million of land sale margin and $4.6 million of equity in earnings from unconsolidated joint ventures. Balance Sheet, Capital Markets Activities, and Liquidity • As of December 31, 2024, the Company had total liquidity of $333.4 million, consisting of cash on hand of $33.4 million and $300.0 million available on its revolving line of credit. • Net Debt to Trailing Twelve Months ("TTM") Consolidated Adjusted EBITDA was 3.6 times as of December 31, 2024, with TTM Consolidated Adjusted EBITDA of $122.6 million for the period ended December 31, 2024. • In the fourth quarter of 2024, the Company amended its revolving credit facility, which extends the term of the facility to October 2028, with two six-month extension options, and provides for $450.0 million of borrowing capacity. The interest rate under the amended revolving credit facility remains unchanged from the prior facility at a rate of SOFR plus 1.05% based on a leverage-based pricing grid, plus a SOFR adjustment of 0.10%. • The Company paid a fourth quarter 2024 dividend of $0.2250 per share on January 8, 2025. • The Company's Board declared a first quarter 2025 dividend of $0.2250 per share, payable on April 7, 2025, to shareholders of record as of the close of business on March 14, 2025. 2025 Full-Year Guidance The Company's initial outlook for 2025 is as follows. Net Income (Loss) available to A&B common shareholders per diluted share $0.83 $0.64 to $0.71 FFO per diluted share $1.37 $1.13 to $1.20 FFO per share related to CRE and Corporate $1.11 $1.11 to $1.16 CRE Same-Store NOI growth % 2.9% 2.4% to 3.2% 2024 Actual 2025 Guidance iii

ABOUT ALEXANDER & BALDWIN Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately four million square feet of commercial space in Hawai‘i, including 21 retail centers, 14 industrial assets and four office properties, as well as 142.0 acres of ground lease assets. Over its 154-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries. Learn more about A&B at www.alexanderbaldwin.com. Contact: Jordan Hino (808) 525-8475 investorrelations@abhi.com iv

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 1

COMPANY PROFILE

Alexander & Baldwin, Inc. ("A&B" or the "Company") is a fully integrated real estate investment trust ("REIT") headquartered in Honolulu, Hawai'i. The Company has a history of over 150 years of being an integral piece of Hawai'i and its economy making it uniquely qualified to create value for shareholders through a strategy focused on asset management and growth primarily in its commercial real estate holdings in Hawai'i.

The Company operates in two reportable segments: Commercial Real Estate ("CRE") and Land Operations, and is composed of the following as of December 31, 2024:

- A commercial real estate portfolio consisting of 21 retail centers, 14 industrial assets, and four office properties, representing a total of four million square feet of improved properties gross leasable area ("GLA"), including 2.4 million square feet of largely grocery/drugstore-anchored retail centers; as well as 142 acres of ground lease assets throughout the Hawaiian islands, of which substantially all are leased pursuant to urban ground leases as of December 31, 2024; and 2.4 acres slated for build-to-suit development; and
- A land operations portfolio consisting of approximately 3,221 acres of legacy landholdings and assets that are subject to the Company's simplification and monetization efforts, and 44 acres of core landholdings, including development-for-sale activities.


KAUA'I
O'AHU
MAUI
HAWAI'I ISLAND
RETAIL
INDUSTRIAL
OFFICE
GROUND LEASES
YTD 2024 NOI by ASSET CLASS
(dollars in thousands)
$79,817
62.6%
$22,675
17.8%
$4,285
3.4%
$20,663
16.2%

GEOGRAPHICALLY FOCUSED

The Company's commercial real estate portfolio is geographically focused in Hawai'i, where it benefits from high barriers to entry, a stable and resilient economy, and where management has extensive market knowledge and deep local roots. As of December 31, 2024, GLA square footage ("SF") by the improved property asset class and location, and acres by ground leases location were as follows:

	IMPROVED PROPERTY - GLA (SF) (in thousands)				
	Retail	Industrial	Office	Total	Ground (acres)
Oahu	1,711	1,051	37	2,799	86
Maui	284	164	109	556	56
Kauai	229	65	—	293	—
Hawai'i Island	222	87	—	309	—
Total	2,446	1,365	146	3,957	142
Number of Properties	21	14	4	39	N/A

In November 2023, the Company completed the sale of its interests in Grace Pacific LLC, a materials and construction company, Company-owned quarry land on Maui, and Grace Pacific's 50% interest in a paving company (collectively, the "Grace Disposal Group"). Financial results prior to disposition are classified as discontinued operations in the consolidated statements of operations and cash flows for the three and twelve months ended December 31, 2023.

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information

2

Throughout this Supplemental Information document, references to "we," "our," "us" and "our Company" refer to Alexander & Baldwin, Inc., together with its consolidated subsidiaries.

Executive Officers

Lance Parker
President & Chief Executive Officer

Clayton Chun
Executive Vice President, Chief Financial Officer & Treasurer

Meredith Ching
Executive Vice President, External Affairs

Contact Information

Corporate Headquarters
822 Bishop Street
Honolulu, HI 96813

Investor Relations
Jordan Hino
Director, Investor Relations
(808) 525-8475
investorrelations@abhi.com

Transfer Agent & Registrar
Computershare
P.O. Box 43006
Providence, RI 02940-3006
(866) 442-6551

Overnight Correspondence
Computershare
150 Royall Street, Suite 101
Canton, MA 02021

Shareholder website: www.computershare.com/investor
Online inquiries: www-us.computershare.com/investor/contact

Equity Research

Alliance Global Partners
Gaurav Mehta
(646) 908-3825
gmehta@allianceg.com

Janney Montgomery Scott
Rob Stevenson
(646) 840-3217
robstevenson@janney.com

JMP Securities
Mitch Germain
(212) 906-3537
mgermain@jmpsecurities.com

Piper Sandler & Co.
Alexander Goldfarb
(212) 466-7937
alexander.goldfarb@psc.com

Sidoti & Company, LLC
Brendan McCarthy, CFA
(212) 453-7057
bmccarthy@sidoti.com

Other Company Information

Stock exchange listing:	NYSE: ALEX
Corporate website:	www.alexanderbaldwin.com
Market capitalization at December 31, 2024:	$1.3B
3-month average trading volume:	328K
Independent auditor:	Deloitte & Touche LLP

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information
3

KEY METRICS AND GUIDANCE

(dollars in thousands, except per share and ABR PSF data; unaudited)

	Three Months Ended				
Portfolio Metrics	**December 31, 2024**	**September 30, 2024**	**June 30, 2024**	**March 31, 2024**	**December 31, 2023**
Leased ABR PSF	$ 29.97	$ 29.66	$ 29.63	$ 29.57	$ 29.04
Comparable new and renewal leasing spread	14.0 %	15.3 %	7.3 %	7.8 %	7.8 %
Leased Occupancy	94.6 %	94.0 %	93.9 %	94.0 %	94.7 %
Physical Occupancy	93.7 %	93.5 %	93.4 %	93.5 %	94.1 %
Economic Occupancy	92.9 %	93.0 %	92.8 %	92.3 %	93.0 %
Net Debt to TTM Consolidated Adjusted EBITDA	3.6	3.6	3.7	3.8	4.2
Dividends declared per share	$ 0.2250	$ 0.2225	$ 0.2225	$ 0.2225	$ 0.2225

	Three Months Ended December 31,		Twelve Months Ended December 31,	
Summary of Financial Results	**2024**	**2023**	**2024**	**2023**
Net income (loss) available to A&B common shareholders	$ 12,438	$ (3,530)	$ 60,514	$ 29,706
Net Income (loss) per share available to A&B shareholders - basic	$ 0.17	$ (0.05)	$ 0.83	$ 0.41
Net Income (loss) per share available to A&B shareholders - diluted	$ 0.17	$ (0.05)	$ 0.83	$ 0.41
FFO	$ 21,952	$ 19,824	$ 100,006	$ 79,377
FFO per diluted share	$ 0.30	$ 0.27	$ 1.37	$ 1.09
Adjusted FFO	$ 14,178	$ 12,182	$ 80,064	$ 63,602
Adjusted FFO per diluted share	$ 0.19	$ 0.17	$ 1.10	$ 0.87
Consolidated Adjusted EBITDA	$ 28,367	$ 30,583	$ 122,589	$ 108,085
Same-Store NOI change[1]	2.4 %	4.3 %	2.9 %	4.3 %
Same-Store NOI change, excluding collections of prior year reserves[1]	2.9 %	4.8 %	3.3 %	6.8 %

[1] Comparing same quarter year-over-year.

2025 Guidance	**Current**
Net income (loss) available to A&B common shareholders per diluted share	$0.64 to $0.71
FFO per diluted share	$1.13 to $1.20
FFO per share related to CRE and Corporate	$1.11 to $1.16
Same-Store NOI growth	2.40% to 3.20%

Alexander & Baldwin, Inc. | NYSE: ALEX
4
Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 5

CONDENSED CONSOLIDATED BALANCE SHEETS (dollars in thousands; unaudited) December 31, December 31, 2024 2023 ASSETS Real estate investments Real estate property $ 1,670,879 $ 1,609,013 Accumulated depreciation (255,641) (227,282) Real estate property, net 1,415,238 1,381,731 Real estate developments 46,423 58,110 Investments in real estate joint ventures and partnerships 5,907 6,850 Real estate intangible assets, net 31,176 36,298 Real estate investments, net 1,498,744 1,482,989 Cash and cash equivalents 33,436 13,517 Restricted cash 236 236 Accounts receivable, net of allowances (credit losses and doubtful accounts) of $1,701 and $2,888 as of December 31, 2024 and 2023, respectively 3,697 4,533 Goodwill 8,729 8,729 Other receivables, net of allowance (credit losses and doubtful accounts) of $2,393 and $3,545 as of December 31, 2024 and 2023, respectively 16,696 23,601 Prepaid expenses and other assets 108,894 98,652 Assets held for sale — 13,984 Total assets $ 1,670,432 $ 1,646,241 LIABILITIES AND EQUITY Liabilities: Notes payable and other debt $ 474,837 $ 463,964 Accounts payable 4,529 5,845 Accrued post-retirement benefits 7,582 9,972 Deferred revenue 72,462 70,353 Accrued and other liabilities 107,479 93,096 Total liabilities 666,889 643,230 Commitments and Contingencies Equity: Common stock - no par value; authorized, 225,000,000 shares; outstanding 72,633,866 and 72,447,510 shares at December 31, 2024 and 2023, respectively 1,811,582 1,809,095 Accumulated other comprehensive income (loss) 6,134 3,250 Distributions in excess of accumulated earnings (814,173) (809,334) Total shareholders' equity 1,003,543 1,003,011 Total liabilities and equity $ 1,670,432 $ 1,646,241 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data; unaudited)

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Operating Revenue:				
Commercial Real Estate	$ 49,888	$ 48,336	$ 197,365	$ 193,971
Land Operations	12,560	4,506	39,276	14,872
Total operating revenue	62,448	52,842	236,641	208,843
Operating Costs and Expenses:				
Cost of Commercial Real Estate	26,693	25,897	102,535	100,972
Cost of Land Operations	9,968	(2,236)	26,460	5,560
Selling, general and administrative	7,895	7,828	29,822	34,028
Impairment of assets	256	4,119	256	4,768
Total operating costs and expenses	44,812	35,608	159,073	145,328
Gain (loss) on disposal of commercial real estate properties	51	—	51	—
Gain (loss) on disposal of assets, net	—	(3)	2,148	1,114
Total gain (loss) on disposal of assets, net	51	(3)	2,199	1,114
Operating Income (Loss)	17,687	17,231	79,767	64,629
Other Income and (Expenses):				
Income (loss) related to joint ventures	720	(7)	4,556	1,872
Interest and other income (expense), net	371	(2,697)	3,023	(2,693)
Interest expense	(6,050)	(5,988)	(23,169)	(22,963)
Income (Loss) from Continuing Operations Before Income Taxes	12,728	8,539	64,177	40,845
Income tax benefit (expense)	—	(28)	(174)	(35)
Income (Loss) from Continuing Operations	12,728	8,511	64,003	40,810
Income (loss) from discontinued operations, net of income taxes	(285)	(11,749)	(3,466)	(7,847)
Net Income (Loss)	12,443	(3,238)	60,537	32,963
Loss (income) attributable to discontinued noncontrolling interest	—	(268)	—	(3,151)
Net Income (Loss) Attributable to A&B Shareholders	$ 12,443	$ (3,506)	$ 60,537	$ 29,812
Earnings (Loss) Per Share Available to A&B Shareholders:				
Basic Earnings (Loss) Per Share of Common Stock:				
Continuing operations available to A&B shareholders	$ 0.18	$ 0.12	$ 0.88	$ 0.56
Discontinued operations available to A&B shareholders	(0.01)	(0.17)	(0.05)	(0.15)
Net income (loss) available to A&B shareholders	$ 0.17	$ (0.05)	$ 0.83	$ 0.41
Diluted Earnings (Loss) Per Share of Common Stock:				
Continuing operations available to A&B shareholders	$ 0.17	$ 0.12	$ 0.88	$ 0.56
Discontinued operations available to A&B shareholders	—	(0.17)	(0.05)	(0.15)
Net income (loss) available to A&B shareholders	$ 0.17	$ (0.05)	$ 0.83	$ 0.41
Weighted-Average Number of Shares Outstanding:				
Basic	72,633	72,449	72,606	72,559
Diluted	72,853	72,719	72,752	72,776
Amounts Available to A&B Common Shareholders:				
Continuing operations available to A&B common shareholders	$ 12,723	$ 8,487	$ 63,980	$ 40,704
Discontinued operations available to A&B common shareholders	(285)	(12,017)	(3,466)	(10,998)
Net income (loss) available to A&B common shareholders	$ 12,438	$ (3,530)	$ 60,514	$ 29,706

Alexander & Baldwin, Inc. | NYSE: ALEX

7

Supplemental Information

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands; unaudited) Year Ended December 31, 2024 2023 Cash Flows from Operating Activities: Net income (loss) $ 60,537 $ 32,963 Adjustments to reconcile net income (loss) to net cash provided by (used in) operations: Loss (income) from discontinued operations 3,466 7,847 Depreciation and amortization 36,312 36,791 Provision for (reversal of) credit losses (628) — Loss (gain) from disposals, net (2,199) (1,114) Impairment of assets 256 4,768 Loss (gain) on de-designated interest rate swap valuation adjustment (3,675) 2,718 Share-based compensation expense 4,795 6,081 Loss (income) related to joint ventures, net of operating cash distributions (1,179) (1,822) Changes in operating assets and liabilities: Trade and other receivables 35 120 Prepaid expenses and other assets (424) (894) Development/other property inventory 6,464 (3,474) Accrued post-retirement benefits (1,841) (5) Accounts payable (1,047) 1,130 Accrued and other liabilities 1,239 (9,622) Operating cash flows from continuing operations 102,111 75,487 Operating cash flows from discontinued operations (4,120) (8,395) Net cash provided by (used in) operations 97,991 67,092 Cash Flows from Investing Activities: Capital expenditures for acquisitions (29,826) (9,464) Capital expenditures for property, plant and equipment (20,951) (21,686) Proceeds from disposal of assets 18,955 3,439 Payments for purchases of investments in affiliates and other investments (306) (342) Distributions of capital and other receipts from investments in affiliates and other investments 1,013 451 Investing cash flows from continuing operations (31,115) (27,602) Investing cash flows from discontinued operations 15,000 34,705 Net cash provided by (used in) investing activities (16,115) 7,103 Cash Flows from Financing Activities: Proceeds from issuance of notes payable and other debt 60,000 — Payments of notes payable and other debt and deferred financing costs (166,994) (35,082) Borrowings (payments) on line-of-credit agreement, net 113,000 25,000 Cash dividends paid (64,980) (64,265) Repurchases of common stock and other payments (2,983) (5,403) Financing cash flows from continuing operations (61,957) (79,750) Financing cash flows from discontinued operations — (15,101) Net cash provided by (used in) financing activities (61,957) (94,851) Cash, Cash Equivalents, Restricted Cash, and Cash included in Assets Held for Sale Net increase (decrease) in cash, cash equivalents, restricted cash, and cash included in assets held for sale 19,919 (20,656) Balance, beginning of period 13,753 34,409 Balance, end of period $ 33,672 $ 13,753 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 8

SEGMENT RESULTS
(dollars in thousands; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2024	2023	2024	2023
Segment Operating Revenue				
Commercial Real Estate[1]	$ 49,894	$ 48,361	$ 197,390	$ 194,032
Land Operations	12,560	4,506	39,276	14,872
Total segment operating revenue	62,454	52,867	236,666	208,904
Operating Profit (Loss):				
Commercial Real Estate[1]	21,990	17,019	89,411	81,225
Land Operations[2]	2,942	6,345	18,922	10,830
Total operating profit (loss)	24,932	23,364	108,333	92,055
Gain (loss) on disposal of commercial real estate properties	51	—	51	—
Interest expense	(6,050)	(5,988)	(23,169)	(22,963)
Corporate and other expense	(6,205)	(8,837)	(21,038)	(28,247)
Income (Loss) from Continuing Operations Before Income Taxes	12,728	8,539	64,177	40,845
Income tax benefit (expense)	—	(28)	(174)	(35)
Income (Loss) from Continuing Operations	12,728	8,511	64,003	40,810
Income (loss) from discontinued operations, net of income taxes	(285)	(11,749)	(3,466)	(7,847)
Net Income (Loss)	12,443	(3,238)	60,537	32,963
Loss (income) attributable to discontinued noncontrolling interest	—	(268)	—	(3,151)
Net Income (Loss) Attributable to A&B Shareholders	$ 12,443	$ (3,506)	$ 60,537	$ 29,812

[1] Commercial Real Estate segment operating profit (loss) includes intersegment operating revenue, primarily from the Land Operations segment, that is eliminated in the consolidated results of operations.

[2] Land Operations segment operating profit (loss) includes intersegment operating expense, from the Commercial Real Estate segment, that is eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc. | NYSE: ALEX
9
Supplemental Information

NET OPERATING INCOME

(dollars in thousands; unaudited)

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023
Reconciliation of CRE Operating Profit to NOI				
CRE Operating Profit	$ 21,990	$ 17,019	$ 89,411	$ 81,225
Depreciation and amortization	9,283	9,154	36,093	36,490
Straight-line lease adjustments	(868)	(850)	(2,736)	(5,067)
Favorable (unfavorable) lease amortization	(72)	(228)	(371)	(1,077)
Termination fees and other	173	42	(347)	(90)
Interest and other (income) expense, net	(59)	(39)	(184)	59
Impairment of assets	256	4,119	256	4,768
Selling, general and administrative	1,011	1,341	5,356	6,984
NOI	**$ 31,714**	**$ 30,558**	**$ 127,478**	**$ 123,292**
Less: NOI from acquisitions, dispositions and other adjustments	(512)	(87)	(1,119)	(458)
Same-store NOI	**$ 31,202**	**$ 30,471**	**$ 126,359**	**$ 122,834**
Less: Collections of amounts reserved in prior years	(233)	(379)	(1,661)	(2,114)
Same-Store NOI excluding collections of amounts reserved in prior years	**$ 30,969**	**$ 30,092**	**$ 124,698**	**$ 120,720**
Components of NOI				
Property revenue				
Base rental income, net[1]	$ 33,574	$ 32,425	$ 132,311	$ 127,593
Percentage rent	1,235	1,273	6,031	6,985
Recoveries from tenants	11,729	10,802	45,874	43,779
Excise tax recoveries from tenants	2,235	2,095	8,894	8,409
Revenues deemed uncollectible, net	(355)	284	(1,306)	(514)
Other revenue[2]	703	421	2,107	1,485
Total property revenue	49,121	47,300	193,911	187,737
Property operating expenses				
Property operations	13,582	12,885	51,760	49,635
Property taxes	3,831	3,882	14,698	14,871
Total property operating expenses	17,413	16,767	66,458	64,506
Intersegment operating revenue, net[3]	6	25	25	61
NOI	**$ 31,714**	**$ 30,558**	**$ 127,478**	**$ 123,292**
Less: NOI from acquisitions, dispositions and other adjustments	(512)	(87)	(1,119)	(458)
Same-store NOI	**$ 31,202**	**$ 30,471**	**$ 126,359**	**$ 122,834**
Less: Collections of amounts reserved in prior years	(233)	(379)	(1,661)	(2,114)
Same-Store NOI excluding collections of amounts reserved in prior years	**$ 30,969**	**$ 30,092**	**$ 124,698**	**$ 120,720**

[1] Excludes straight-line lease adjustments and favorable/unfavorable lease amortization.

[2] Excludes termination fees and other.

[3] Primarily intersegment operating revenue (e.g., base rental income and expense recoveries) from leases with entities that are part of the Land Operations segment. Such operating revenue (and also the related expense recorded by these entities in other segments) is eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc. | NYSE: ALEX

10

Supplemental Information

Changes in the Same-Store portfolio as it relates to the comparable prior period and the current period are as follows: Added Date Asset Class Type Property GLA (SF) 06/22 Industrial Acquisition Maui Lani Industrial 8,400 Removed Date Asset Class Type Property GLA (SF) 11/23 Retail Sold in Q4 2024 Waipouli Town Center 56,600 01/24 Office Other2 Lono Center 13,700 01/24 Ground Other2 Various N/A1 1Not applicable for ground leases as such leases would not be comparable from a GLA (SF) perspective 2Properties fully or partially taken out of service for the purpose of redevelopment or repositioning. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 11

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2024	2023	2024	2023
Net Income (Loss) available to A&B common shareholders	$ 12,438	$ (3,530)	$ 60,514	$ 29,706
Depreciation and amortization of commercial real estate properties	9,280	9,154	36,077	36,490
Gain on the disposal of commercial real estate properties	(51)	—	(51)	—
Impairment losses - commercial real estate properties	—	2,183	—	2,183
(Income) loss from discontinued operations, net of income taxes	285	11,749	3,466	7,847
Income (loss) attributable to discontinued noncontrolling interest	—	268	—	3,151
FFO	21,952	19,824	100,006	79,377
Add (deduct) Adjusted FFO defined adjustments				
Impairment losses - abandoned development costs	256	1,936	256	2,585
(Gain) loss on sale of legacy business[1]	—	3	(2,125)	(1,114)
Non-cash changes to liabilities related to legacy operations[2]	(165)	(4,760)	2,028	(3,965)
Provision for (reversal of) current expected credit losses	—	—	(628)	—
Legacy joint venture (income) loss[3]	(720)	7	(4,556)	(1,872)
(Gain) loss on fair value adjustments related to interest rate swaps	—	2,718	(3,675)	2,718
Non-recurring financing-related charges	—	—	2,350	—
Amortization of share-based compensation	1,141	798	4,795	6,081
Maintenance capital expenditures[4]	(7,358)	(7,217)	(15,103)	(13,651)
Leasing commissions paid	(345)	(271)	(1,272)	(1,380)
Straight-line lease adjustments	(868)	(850)	(2,736)	(5,067)
Amortization of net debt premiums or discounts and deferred financing costs	357	243	1,095	967
Favorable (unfavorable) lease amortization	(72)	(249)	(371)	(1,077)
Adjusted FFO	$ 14,178	$ 12,182	$ 80,064	$ 63,602
Net income available to A&B common shareholders per diluted share	$ 0.17	$ (0.05)	$ 0.83	$ 0.41
FFO per diluted share	$ 0.30	$ 0.27	$ 1.37	$ 1.09
Adjusted FFO per diluted share	$ 0.19	$ 0.17	$ 1.10	$ 0.87
Weighted average diluted shares outstanding (FFO/Adjusted FFO)	72,853	72,719	72,752	72,776

[1] Amounts in 2024 are primarily associated with the favorable resolution of contingent liabilities related to the sale of a legacy business in a prior year. Amounts in 2023 are related to gain on disposal of the Company's ownership interest in a legacy trucking and storage business on Maui.

[2] Primarily related to environmental reserves associated with legacy business activities in the Land Operations segment.

[3] Includes joint ventures engaged in legacy business activities within the Land Operations segment.

[4] Includes ongoing maintenance capital expenditures only.

Alexander & Baldwin, Inc. | NYSE: ALEX
Supplemental Information
12

EBITDA AND ADJUSTED EBITDA (dollars in thousands; unaudited) Three Months Ended December 31, Twelve Months Ended December 31, 2024 2023 2024 2023 Net Income (Loss) $ 12,443 $ (3,238) $ 60,537 $ 32,963 Adjustments: Depreciation and amortization 9,333 9,219 36,312 36,791 Interest expense 6,050 5,988 23,169 22,963 Income tax expense (benefit) — 28 174 35 Interest expense related to discontinued operations — 12 — 496 Consolidated EBITDA $ 27,826 $ 12,009 $ 120,192 $ 93,248 Asset impairments 256 4,119 256 4,768 (Gain) loss on fair value adjustments related to interest rate swaps — 2,718 (3,675) 2,718 Non-recurring financing-related charges — — 2,350 — (Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense 285 11,737 3,466 7,351 Consolidated Adjusted EBITDA $ 28,367 $ 30,583 $ 122,589 $ 108,085 Discrete items impacting the respective periods - income/(loss): Income (loss) attributable to discontinued noncontrolling interest $ — $ 268 $ — $ 3,151 Gain (loss) from disposals, net $ 51 $ (3) $ 2,199 $ 1,114 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 13

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 14

CAPITALIZATION AND FINANCIAL RATIOS

(dollars in thousands, except share price; unaudited)

	December 31 2024	December 31, 2023
Debt		
Secured debt	$ 54,714	$ 189,713
Unsecured term debt	270,123	237,251
Unsecured revolving credit facility	150,000	37,000
Total debt	$ 474,837	$ 463,964
Net unamortized deferred financing cost / discount (premium)	347	149
Cash and cash equivalents	(33,436)	(13,517)
Net debt	**$ 441,748**	**$ 450,596**
Equity Capitalization		
Shares common stock outstanding (NYSE:ALEX)	72,633,866	72,447,510
Share price	$ 17.74	$ 19.02
Total equity market capitalization	**$ 1,288,525**	**$ 1,377,952**
Market Capitalization		
Total debt	$ 474,837	$ 463,964
Total equity market capitalization	1,288,525	1,377,952
Total Market Capitalization	**$ 1,763,362**	**$ 1,841,916**
Liquidity		
Cash on hand	$ 33,436	$ 13,517
Unused committed line of credit	300,000	463,000
Total liquidity	$ 333,436	$ 476,517



Debt Maturity Schedule (dollars in millions)
$180M
$160M
$140M
$120M
$100M
$80M
$60M
$40M
$20M
$0M
2025
2026
2027
2028
2029
Thereafter
Secured Debt
Unsecured Term Loans
Revolving Credit Facilities

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Financial Ratios					
Total Debt to Total Market Capitalization	26.9%	25.3%	27.6%	27.7%	25.2%
Net Debt to TTM Consolidated Adjusted EBITDA[1]	3.6	3.6	3.7	3.8	4.2
Debt-service Coverage Ratio[2]	1.1	1.1	1.0	2.1	1.9
Fixed-rate debt to total debt	95.8%	96.8%	100.0%	89.9%	92.0%
Unencumbered CRE Property Ratio[3]	94.7%	87.3%	86.9%	77.4%	77.4%

[1] Consolidated Adjusted EBITDA for the trailing twelve months is calculated on page 13.

[2] The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.

[3] Measured using gross book value of unencumbered CRE property as a percent of gross book value of total CRE property.

Alexander & Baldwin, Inc. | NYSE: ALEX

15

Supplemental Information

DEBT SUMMARY

(dollars in thousands; unaudited)

Debt	Interest Rate (%)	Weighted -average Interest Rate (%)	Maturity Date	Weighted -average Maturity (Years)	Scheduled Principal Payments 2025	2026	2027	2028	2029	Thereafter	Total Principal	Premium (discount)/ debt issuance costs, net	Total
Secured:													
Photovoltaic Financing	(1)	4.74%	(1)	2.9	312	327	1,948	1,225	120	—	3,932	—	3,932
Manoa Marketplace	(2)	3.14%	2029	4.3	1,888	1,948	2,018	2,081	42,942	—	50,877	(95)	50,782
Subtotal / Wtd Avg		3.25%		4.2	$ 2,200	$ 2,275	$ 3,966	$ 3,306	$ 43,062	$ —	$ 54,809	$ (95)	$ 54,714
Unsecured:													
Series J Note	4.66%	4.66%	2025	0.3	10,000	—	—	—	—	—	10,000	—	10,000
Series B Note	5.55%	5.55%	2026	0.2	16,000	2,000	—	—	—	—	18,000	—	18,000
Series C Note	5.56%	5.56%	2026	1.2	3,000	4,000	—	—	—	—	7,000	—	7,000
Series F Note	4.35%	4.35%	2026	1.3	3,250	4,000	—	—	—	—	7,250	—	7,250
Series H Note	4.04%	4.04%	2026	1.9	—	50,000	—	—	—	—	50,000	—	50,000
Series K Note	4.81%	4.81%	2027	2.3	—	—	34,500	—	—	—	34,500	(99)	34,401
Series G Note	3.88%	3.88%	2027	1.8	6,000	7,000	2,625	—	—	—	15,625	—	15,625
Series L Note	4.89%	4.89%	2028	3.3	—	—	—	18,000	—	—	18,000	—	18,000
Series I Note	4.16%	4.16%	2028	4.0	—	—	—	25,000	—	—	25,000	—	25,000
Term Loan 5	4.30%	4.30%	2029	5.0	—	—	—	—	25,000	—	25,000	—	25,000
Series M Note	6.09%	6.09%	2032	7.3	—	—	—	—	—	60,000	60,000	(153)	59,847
Subtotal / Wtd Avg		4.85%		3.5	$ 38,250	$ 67,000	$ 37,125	$ 43,000	$ 25,000	$ 60,000	$ 270,375	$ (252)	$ 270,123
Revolving Credit Facilities:													
A&B Revolver	(3)	4.93%	2028 (4)	3.8	$ —	$ —	$ —	$ 150,000	$ —	$ —	$ 150,000	$ —	$ 150,000
Subtotal / Wtd Avg		4.93%		3.8	$ —	$ —	$ —	$ 150,000	$ —	$ —	$ 150,000	$ —	$ 150,000
Total / Wtd Avg		4.69%		3.7	$ 40,450	$ 69,275	$ 41,091	$ 196,306	$ 68,062	$ 60,000	$ 475,184	$ (347)	$ 474,837

(1) Financing leases have a weighted average discount rate of 4.74% and maturity dates ranging from 2027 to 2029.

(2) Loan has a stated interest rate of SOFR plus 1.35% but is swapped through maturity to a 3.14% fixed rate.

(3) Loan has a stated interest rate of SOFR plus 1.05% based on a pricing grid, plus a SOFR adjustment of 0.10%. $57.0 million is swapped through maturity to a 4.78% fixed rate and $73.0 million is swapped through maturity to a 4.73% fixed rate.

(4) A&B Revolver has two six-month optional term extensions.

Alexander & Baldwin, Inc. | NYSE: ALEX

16

Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 17

COMMERCIAL REAL ESTATE TRANSACTIONS, DEVELOPMENT, AND REDEVELOPMENT
(dollars in millions; unaudited)

Acquisition, Disposition, and Transfer Summary

Property	Type	Asset Class	Location	Date (Month/Year)	Transaction Price	Capitalization Rate	GLA (SF)	Leased Occupancy at Acquisition/ Disposition
Kaomi Loop Industrial	Acquisition	Industrial	Oahu	05/2023	$ 9.5	5.5 %	33,200	100 %
Maui Business Park II - 2.4 acre parcel for build-to-suit development	Transfer In	Industrial	Maui	12/2023	N/A[1]	N/A	N/A[2]	N/A[2]
Waihona Industrial	Acquisition	Industrial	Oahu	09/2024	29.7	5.4 %	81,500	100 %
Waipouli Town Center	Disposition	Retail	Kauai	10/2024	14.3	N/A	56,600	40 %


KAOMI LOOP INDUSTRIAL


MBP BUILD TO SUIT (rendering)

Development and Redevelopment Summary

Project	Type	Asset Class	In-service Date	Target Stabilization	Total Estimated Project Costs	Total Incurred Project Costs	Estimated Incremental Stabilized NOI	Estimated Stabilized Yield	Estimated GLA (SF)	Leased Occupancy
MBP - Build to Suit	Development	Industrial	4Q2025	4Q2025	$12.6 - $13.2	$ 2.0	$ 1.0	7.8 - 8.1%	29,550	100.0%

[1] Represents an intercompany transaction. Land and land improvements transferred from Land Operations segment.

[2] Transfer of land and land improvements only

Alexander & Baldwin, Inc. | NYSE: ALEX

18

Supplemental Information

CAPITAL EXPENDITURES

(dollars in thousands; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2024	2023	2024	2023
Capital expenditures for real estate				
Ongoing maintenance capital expenditures				
Building/area improvements	$ 6,342	$ 6,023	$ 10,193	$ 10,482
Tenant space improvements	1,016	1,194	4,910	3,169
Total ongoing maintenance capital expenditures for real estate	**$ 7,358**	**$ 7,217**	**$ 15,103**	**$ 13,651**
Discretionary capital expenditures				
Property acquisitions	$ —	$ —	$ 29,826	$ 9,464
Tenant space improvements - nonrecurring	449	—	449	84
Development and redevelopment[1]	490	455	2,518	5,840
Total discretionary capital expenditures for real estate	**$ 939**	**$ 455**	**$ 32,793**	**$ 15,388**
Capitalized indirect costs	768	419	2,784	2,050
Total capital expenditures for real estate[1]	**$ 9,065**	**$ 8,091**	**$ 50,680**	**$ 31,089**
Corporate and other capital expenditures	8	—	97	61
Total Capital Expenditures[1]	**$ 9,073**	**$ 8,091**	**$ 50,777**	**$ 31,150**

[1] Excludes capital expenditures for real estate developments to be held and sold as real estate development inventory, which are classified in the consolidated statement of cash flows as operating activities and are excluded from the table above.

Alexander & Baldwin, Inc. | NYSE: ALEX
19
Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 20

PORTFOLIO SUMMARY (dollars in thousands; unaudited) As of December 31, 2024 Total Commercial Real Estate Portfolio Number of properties 39 Total improved property GLA (in sq. ft.) 3,957,100 Total ground lease acres 142.0 Total improved property ABR $ 109,223 Total ground lease portfolio ABR $ 20,869 Grocery or Drugstore-Anchored Retail Properties Total Retail Properties Total Industrial Properties Number of properties 17 21 14 Total GLA of properties (in sq. ft.) 2,306,800 2,446,000 1,365,400 Leased occupancy 95.8% 95.2% 95.2 % Economic occupancy 93.3% 92.8% 95.0 % Percent of retail ABR from grocery or drugstore anchored properties 95.2 % N/A N/A Percent of retail NOI from grocery or drugstore anchored properties 95.1 % N/A N/A Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 21

NOI BY ASSET CLASS

(dollars in thousands; unaudited)

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Percentage Change	Q4 2024 as a % of NOI	Q4 2023 as a % of NOI
NOI					
Retail	$ 19,794	$ 19,111	3.6%	62.4%	62.5%
Industrial	5,790	5,357	8.1%	18.3%	17.5%
Office	1,027	1,031	(0.4)%	3.2%	3.4%
Total Improved Portfolio	26,611	25,499	4.4%	83.9%	83.4%
Ground	5,104	5,058	0.9%	16.1%	16.6%
Other	(1)	1	NM	—%	—%
Total CRE Portfolio	$ 31,714	$ 30,558	3.8%	100.0%	100.0%
Same-Store NOI					
Retail	$ 19,748	$ 19,081	3.5%	63.3%	62.6%
Industrial	5,268	5,225	0.8%	16.9%	17.1%
Office	1,024	1,052	(2.7)%	3.3%	3.5%
Total Improved Portfolio	$ 26,040	$ 25,358	2.7%	83.5%	83.2%
Ground	5,163	5,113	1.0%	16.5%	16.8%
Other	(1)	—	NM	—%	—%
Total CRE Portfolio	$ 31,202	$ 30,471	2.4%	100.0%	100.0%

	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023	Percentage Change	YTD 2024 as a % of NOI	YTD 2023 as a % of NOI
NOI					
Retail	$ 79,817	$ 78,133	2.2%	62.6%	63.4%
Industrial	22,675	20,429	11.0%	17.8%	16.6%
Office	4,285	4,629	(7.4)%	3.4%	3.8%
Total Improved Portfolio	106,777	103,191	3.5%	83.8%	83.8%
Ground	20,663	20,041	3.1%	16.2%	16.3%
Other	38	60	NM	—%	—%
Total CRE Portfolio	$ 127,478	$ 123,292	3.4%	100.0%	100.0%
Same-Store NOI					
Retail	$ 79,485	$ 77,820	2.1%	62.9%	63.4%
Industrial	21,700	20,098	8.0%	17.2%	16.4%
Office	4,313	4,683	(7.9)%	3.4%	3.8%
Total Improved Portfolio	$ 105,498	$ 102,601	2.8%	83.5%	83.6%
Ground	20,862	20,227	3.1%	16.5%	16.5%
Other	(1)	6	NM	—%	—%
Total CRE Portfolio	$ 126,359	$ 122,834	2.9%	100.0%	100.0%

Alexander & Baldwin, Inc. | NYSE: ALEX
Supplemental Information
22

OCCUPANCY

(unaudited)

	As of				
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Leased Occupancy					
Retail	95.2%	92.9%	92.8%	93.2%	94.3%
Industrial	95.2%	97.4%	97.1%	96.8%	96.8%
Office	79.8%	80.6%	84.2%	83.9%	84.2%
Total Leased Occupancy	94.6%	94.0%	93.9%	94.0%	94.7%
Economic Occupancy					
Retail	92.8%	91.4%	91.2%	91.2%	92.1%
Industrial	95.0%	97.2%	97.1%	95.7%	96.0%
Office	74.7%	79.3%	82.8%	83.3%	82.8%
Total Economic Occupancy	92.9%	93.0%	92.8%	92.3%	93.0%
Same-Store Leased Occupancy					
Retail	95.2%	94.1%	94.0%	94.4%	95.6%
Industrial	94.8%	97.2%	97.0%	96.8%	96.7%
Office	82.9%	83.9%	87.8%	87.4%	87.8%
Total Same-Store Leased Occupancy	94.6%	94.8%	94.8%	95.0%	95.7%
Same-Store Economic Occupancy					
Retail	92.8%	92.6%	92.4%	92.4%	93.4%
Industrial	94.5%	96.9%	97.0%	95.6%	95.9%
Office	77.3%	82.3%	86.3%	86.7%	86.2%
Total Same-Store Economic Occupancy	92.8%	93.7%	93.7%	93.3%	94.0%

Alexander & Baldwin, Inc. | NYSE: ALEX

23

Supplemental Information

IMPROVED PROPERTY REPORT

(dollars in thousands, except per square foot data; unaudited)

	Property	Island	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	2024 NOI	2024 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Retail:									
1	Pearl Highlands Center	Oahu	412,200	99.8 %	99.7 %	$ 11,381	$ 27.68	$ 11,669	11.0 %	Sam's Club, Regal Cinemas, 24 Hour Fitness, Ulta Salon, Ross
2	Kailua Retail	Oahu	326,200	96.3 %	94.6 %	12,789	41.87	12,760	12.0 %	Whole Foods Market, Foodland, CVS/Longs Drugs, Ulta Salon
3	Laulani Village	Oahu	175,300	98.2 %	97.5 %	7,217	42.21	6,805	6.4 %	Safeway, Ross, Walgreens, Petco
4	Waianae Mall	Oahu	170,800	95.0 %	80.9 %	3,612	26.50	3,166	3.0 %	CVS/Longs Drugs, City Mill
5	Manoa Marketplace	Oahu	142,500	96.7 %	94.7 %	5,117	38.14	5,171	4.8 %	Safeway, CVS/Longs Drugs
6	Queens' MarketPlace	Hawai'i Island	133,600	89.1 %	81.0 %	4,819	52.77	4,739	4.4 %	Island Gourmet Market
7	Kaneohe Bay Shopping Center (Leasehold)	Oahu	125,500	99.5 %	98.0 %	3,336	27.13	2,808	2.6 %	Safeway, CVS/Longs Drugs
8	Hokulei Village	Kauai	119,000	100.0 %	97.2 %	4,354	37.95	4,242	4.0 %	Safeway, Petco
9	Pu'unene Shopping Center	Maui	118,000	78.4 %	77.4 %	4,811	52.69	4,153	3.9 %	Planet Fitness, Petco, Ulta Salon, Target[1]
10	Waipio Shopping Center	Oahu	113,800	96.3 %	96.3 %	3,650	33.37	3,451	3.2 %	Foodland
11	Aikahi Park Shopping Center	Oahu	97,300	90.4 %	90.4 %	3,521	40.82	3,073	2.9 %	Safeway
12	Lanihau Marketplace	Hawai'i Island	88,400	94.3 %	94.3 %	1,604	19.25	1,655	1.5 %	Sack N Save, CVS/Longs Drugs
13	The Shops at Kukui`ula	Kauai	86,000	96.7 %	90.7 %	4,100	53.27	3,711	3.5 %	CVS/Longs Drugs, Eating House, Living Foods
14	Ho'okele Shopping Center	Maui	71,400	96.1 %	96.1 %	2,906	42.37	2,807	2.6 %	Safeway
15	Kunia Shopping Center	Oahu	60,600	89.3 %	89.3 %	2,293	42.38	2,478	2.3 %	—
16	Kahului Shopping Center	Maui	49,100	84.1 %	84.1 %	783	18.98	(23)	— %	—
17	Lau Hala Shops	Oahu	46,300	98.3 %	98.3 %	2,661	58.53	2,252	2.1 %	UFC Gym, Down to Earth
18	Napili Plaza	Maui	45,600	100.0 %	100.0 %	1,464	32.99	1,517	1.4 %	Napili Market
19	Gateway Mililani Mauka	Oahu	34,900	91.7 %	88.8 %	1,985	64.08	1,963	1.8 %	CVS/Longs Drugs[1]
20	Port Allen Marina Center	Kauai	23,600	76.3 %	72.5 %	563	34.89	619	0.6 %	—
21	The Collection	Oahu	5,900	100.0 %	100.0 %	358	60.68	471	0.4 %	—
	Dispositions[2]							330	0.3 %	
	Subtotal – Retail		2,446,000	95.2 %	92.8 %	$ 83,324	$ 37.18	$ 79,817	74.7 %	

[1] Shadow-anchor tenant

[2] NOI related to Waipouli Town Center which was disposed October 2024

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

24

IMPROVED PROPERTY REPORT

(dollars in thousands, except per square foot data; unaudited)

	Property	Island	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	2024 NOI	2024 % NOI to Improved Portfolio NOI
	Industrial:								
1	Komohana Industrial Park	Oahu	238,300	93.1 %	93.2 %	$ 3,450	$ 15.54	$ 5,927	5.5 %
2	Kaka`ako Commerce Center	Oahu	197,900	83.2 %	82.1 %	2,413	14.95	2,129	2.0 %
3	Waipio Industrial	Oahu	158,400	98.0 %	98.0 %	2,910	18.75	2,983	2.8 %
4	Opule Industrial	Oahu	151,500	100.0 %	100.0 %	2,706	17.86	2,727	2.6 %
5	P&L Warehouse	Maui	104,100	94.2 %	94.2 %	1,633	16.64	1,614	1.5 %
6	Kapolei Enterprise Center	Oahu	93,100	100.0 %	100.0 %	1,696	18.23	1,621	1.5 %
7	Honokohau Industrial	Hawai'i Island	86,700	100.0 %	100.0 %	1,433	16.52	1,407	1.3 %
8	Waihona Industrial[2]	Oahu	81,500	100.0 %	100.0 %	1,588	19.49	442	0.4 %
9	Kailua Industrial / Other	Oahu	68,700	97.4 %	95.8 %	1,258	19.13	1,086	1.0 %
10	Port Allen Center	Kauai	64,600	100.0 %	100.0 %	863	13.37	941	0.9 %
11	Harbor Industrial	Maui	51,100	90.6 %	90.6 %	664	14.35	647	0.6 %
12	Kaomi Loop Industrial[2]	Oahu	33,200	100.0 %	100.0 %	543	16.34	532	0.5 %
13	Kahai Street Industrial	Oahu	27,900	100.0 %	100.0 %	407	14.60	455	0.4 %
14	Maui Lani Industrial	Maui	8,400	100.0 %	100.0 %	160	19.05	164	0.2 %
	Subtotal – Industrial		1,365,400	95.2 %	95.0 %	$ 21,724	$ 16.77	$ 22,675	21.2 %
	Office:								
1	Kahului Office Building	Maui	59,100	68.7 %	56.3 %	$ 1,070	$ 32.12	$ 1,249	1.2 %
2	Gateway at Mililani Mauka South	Oahu	37,100	100.0 %	100.0 %	1,869	50.32	1,871	1.8 %
3	Kahului Office Center	Maui	35,800	88.5 %	88.5 %	1,046	32.95	1,192	1.1 %
4	Lono Center[2]	Maui	13,700	49.6 %	49.6 %	190	33.32	(27)	— %
	Subtotal – Office		145,700	79.8 %	74.7 %	$ 4,175	$ 38.69	$ 4,285	4.1 %
39	**Total – Improved Portfolio**		3,957,100	94.6 %	92.9 %	$ 109,223	$ 29.97	$ 106,777	100.0 %

[1] Shadow-anchor tenant

[2] Property is currently not included in the Same-Store pool.

Alexander & Baldwin, Inc. | NYSE: ALEX

25

Supplemental Information

GROUND LEASE REPORT

(dollars in thousands; unaudited)

	Property	Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	2024 NOI	Next Rent Step	Step Type	Next ABR	Previous Rent Step	Previous Step Type	Previous ABR
1	Windward City Shopping Center	Kaneohe, Oahu	15.4	Retail	2035	$ 3,886	$ 3,874	2033	FMV Reset	FMV	2023	FMV Reset	$ 2,800
2	Owner/Operator	Kapolei, Oahu	36.4	Industrial[2]	2025	3,420	3,410	2025	Fixed Step	3,540	2024	Fixed Step	3,300
3	Owner/Operator	Honolulu, Oahu	9.0	Retail	2045	2,075	2,075	2025	Fixed Step	2,283	2020	Fixed Step	1,886
4	Kaimuki Shopping Center	Honolulu, Oahu	2.8	Retail	2040	2,039	2,033	2026	Fixed Step	2,345	2022	FMV Reset	1,728
5	S&F Industrial	Kahului, Maui	52.0	Industrial	2059	1,433	1,561	2029	Fixed Step	1,610	2024	Fixed Step	1,275
6	Owner/Operator	Kaneohe, Oahu	3.7	Retail	2048	1,059	1,056	2028	Fixed Step	1,133	2023	Fixed Step	990
7	Pali Palms Plaza	Kailua, Oahu	3.3	Office	2037	992	987	2032	FMV Reset	FMV	2022	Negotiated	200
8	Windward Town and Country Plaza I	Kailua, Oahu	3.4	Retail	2062	963	961	2032	Fixed Step	1,233	2022	Fixed Step	753
9	Windward Town and Country Plaza II	Kailua, Oahu	2.2	Retail	2062	621	620	2032	Fixed Step	795	2022	Fixed Step	485
10	Kailua Post Office	Kailua, Oahu	1.2	Retail	2034	555	680	2025	Fixed Step	555	2024	Negotiated	555
11	Owner/Operator	Kailua, Oahu	1.9	Retail	2034	470	268	2029	Fixed Step	490	2024	Fixed Step	450
12	Owner/Operator	Honolulu, Oahu	0.5	Retail	2028	394	396	2025	Fixed Step	404	2024	Fixed Step	385
13	Owner/Operator	Honolulu, Oahu	0.5	Retail[3]	2028	370	364	2025	Fixed Step	381	2024	Fixed Step	359
14	Seven-Eleven Kailua Center	Kailua, Oahu	0.9	Retail	2033	336	335	2025	Fixed Step	344	2024	Fixed Step	263
15	Owner/Operator	Kahului, Maui	0.8	Retail	2026	280	274	2025	Fixed Step	289	2024	Fixed Step	272
16	Owner/Operator	Honolulu, Oahu	0.7	Industrial	2027	259	258	2025	Fixed Step	267	2024	Fixed Step	252
17	Owner/Operator	Kahului, Maui	0.8	Industrial	2025	249	245	—	—	—	2024	Fixed Step	238
18	Owner/Operator	Kahului, Maui	0.4	Retail	2027	190	282	2025	Fixed Step	195	2024	Fixed Step	186
19	Owner/Operator	Kailua, Oahu	0.4	Retail	2025	189	188	2025	Fixed Step	194	2024	Fixed Step	183
20	Owner/Operator	Kahului, Maui	0.9	Retail	2025	151	150	2025	Fixed Step	155	2024	Fixed Step	146
	Remainder[1]	Various	4.8	Various	Various	938	646	Various	Various	—	Various	Various	—
	Total - Ground Leases		**142.0**			**$ 20,869**	**$ 20,663**						

[1]A portion of these properties are currently not included in the Same-Store pool.

[2]Property is comprised of vacant land used for industrial yard space.

[3]Property consists of a parking lot.

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

26

TENANT CONCENTRATION - TOP 10 IMPROVED PORTFOLIO TENANTS

(dollars in thousands; unaudited)

As of December 31, 2024

Tenant	Number of Leases	ABR	% of Total Improved Portfolio ABR	GLA (SF)	% of Total Improved Portfolio GLA
Safeway	7	$ 7,955	7.3%	286,024	7.2%
Sam's Club	1	3,308	3.0%	180,908	4.6%
Longs Drugs	6	3,003	2.7%	150,411	3.8%
Foodland Supermarket & related companies	6	2,131	2.0%	112,865	2.9%
Ross Dress for Less	2	2,083	1.9%	65,484	1.7%
Coleman World Group	2	2,064	1.9%	115,495	2.9%
GP/RM Prestress[1]	1	1,924	1.8%	N/A	N/A
24 Hour Fitness	1	1,702	1.6%	45,870	1.2%
Ulta Salon	3	1,665	1.5%	33,985	0.9%
C&S Wholesale (Hansen Distribution Group)	1	1,588	1.5%	81,495	2.1%
Total	30	$ 27,423	25.2%	1,072,537	27.3%

[1] The leased premises in the GP/RM Prestress, LLC lease includes warehouse and yard space. Due to the yard space, GLA is not comparable and therefore, not presented.

Alexander & Baldwin, Inc. | NYSE: ALEX

27

Supplemental Information

LEASE EXPIRATION SCHEDULE
(dollars in thousands, except per square foot data; unaudited)

As of December 31, 2024

Total Improved Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Improved Portfolio Leased GLA	ABR Expiring	% of Total Improved Portfolio Expiring ABR	ABR Expiring PSF
2025	116	301,365	8.3%	$ 8,849	8.1%	$ 29.36
2026	149	399,941	11.0%	11,610	10.6%	29.03
2027	157	419,847	11.5%	14,318	13.1%	34.10
2028	124	451,180	12.4%	15,697	14.4%	34.79
2029	100	426,975	11.7%	16,246	14.9%	38.05
2030	43	226,426	6.2%	6,270	5.7%	27.69
2031	13	96,458	2.6%	2,878	2.6%	29.84
2032	24	117,388	3.2%	4,247	3.9%	36.18
2033	20	182,825	5.0%	4,686	4.3%	25.63
2034	20	213,961	5.9%	5,532	5.1%	25.86
Thereafter	24	548,598	15.1%	14,203	13.0%	25.89
Month-to-month	61	259,699	7.1%	4,687	4.3%	18.05
Total	851	3,644,663	100.0%	$ 109,223	100.0%	$ 29.97

Retail Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR	ABR Expiring PSF
2025	81	139,958	6.2%	$ 5,973	7.2%	$ 42.68
2026	95	119,529	5.3%	6,228	7.5%	52.10
2027	112	205,817	9.2%	10,156	12.2%	49.34
2028	95	278,411	12.4%	12,569	15.1%	45.15
2029	84	339,087	15.1%	14,266	17.1%	42.07
2030	35	106,080	4.7%	3,994	4.8%	37.65
2031	12	68,578	3.1%	2,470	3.0%	36.02
2032	21	100,598	4.5%	3,930	4.7%	39.07
2033	17	61,405	2.7%	2,829	3.4%	46.07
2034	18	206,211	9.2%	5,408	6.5%	26.23
Thereafter	22	459,103	20.5%	12,385	14.9%	26.98
Month-to-month	25	156,363	7.1%	3,116	3.6%	19.93
Total	617	2,241,140	100.0%	$ 83,324	100.0%	$ 37.18

Industrial Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR	ABR Expiring PSF
2025	31	153,529	11.9%	$ 2,553	11.8%	$ 16.63
2026	46	256,991	19.8%	4,254	19.6%	16.55
2027	30	188,650	14.6%	3,301	15.2%	17.50
2028	24	166,250	12.8%	2,914	13.4%	17.53
2029	11	66,175	5.1%	1,101	5.1%	16.64
2030	3	106,873	8.3%	1,818	8.4%	17.01
2031	1	27,880	2.2%	407	1.9%	14.60
2032	2	15,400	1.2%	266	1.2%	17.27
2033	3	121,420	9.4%	1,857	8.5%	15.29
2034	2	7,750	0.6%	124	0.6%	16.00
Thereafter	2	89,495	6.9%	1,818	8.4%	20.31
Month-to-month	30	95,202	7.2%	1,311	5.9%	13.77
Total	185	1,295,615	100.0%	$ 21,724	100.0%	$ 16.77

Alexander & Baldwin, Inc. | NYSE: ALEX
28
Supplemental Information

NEW AND RENEWAL LEASE SUMMARY

(unaudited)

As of December 31, 2024

						Comparable Leases Only[1]				
Total - New and Renewal Leases[5]	**Leases**	**GLA (SF)**	**New ABR/SF**	**TI / SF**	**Wtd Avg Lease Term (Years)**	**Leases**	**GLA (SF)**	**New ABR/SF**	**Old ABR/SF**	**Rent Spread[2]**
4th Quarter 2024	47	139,877	$ 29.97	$ 3.18	5.2	29	76,026	$ 35.95	$ 31.54	14.0%
3rd Quarter 2024	71	182,125	$ 36.66	$ 4.39	5.6	53	156,585	$ 36.98	$ 32.07	15.3%
2nd Quarter 2024	47	96,318	$ 30.38	$ 6.10	3.6	39	80,277	$ 31.68	$ 29.53	7.3%
1st Quarter 2024	44	212,000	$ 25.01	$ 1.23	5.6	34	124,463	$ 30.14	$ 27.95	7.8%
Trailing four quarters	209	630,320	$ 30.30	$ 3.32	5.2	155	437,351	$ 33.88	$ 30.34	11.7%

Total - New Leases	**Leases**	**GLA (SF)**	**New ABR/SF**	**TI / SF**	**Wtd Avg Lease Term (Years)**	**Leases**	**GLA (SF)**	**New ABR/SF**	**Old ABR/SF**	**Rent Spread[2]**
4th Quarter 2024	17	51,215	$ 22.65	$ 8.27	4.1	4	5,506	$ 62.92	$ 64.09	(1.8)%
3rd Quarter 2024	23	35,136	$ 38.03	$ 21.81	5.6	13	24,631	$ 34.92	$ 28.71	21.6%
2nd Quarter 2024	8	17,377	$ 20.80	$ 2.55	3.6	4	10,936	$ 23.82	$ 23.38	1.9%
1st Quarter 2024	12	27,761	$ 27.10	$ 5.41	4.9	8	21,234	$ 27.15	$ 24.29	11.8%
Trailing four quarters	60	131,489	$ 27.45	$ 10.53	4.6	29	62,307	$ 32.80	$ 29.39	11.6%

Total - Renewal Leases[5]	**Leases**	**GLA (SF)**	**New ABR/SF**	**TI / SF**	**Wtd Avg Lease Term (Years)**	**Leases**	**GLA (SF)**	**New ABR/SF**	**Old ABR/SF**	**Rent Spread[2]**
4th Quarter 2024	30	88,662	$ 34.19	$ 0.25	5.8	25	70,520	$ 33.85	$ 29.00	16.7%
3rd Quarter 2024	48	146,989	$ 36.33	$ 0.22	5.6	40	131,954	$ 37.37	$ 32.70	14.3%
2nd Quarter 2024	39	78,941	$ 32.49	$ 6.88	3.6	35	69,341	$ 32.92	$ 30.50	7.9%
1st Quarter 2024	32	184,239	$ 24.69	$ 0.60	5.7	26	103,229	$ 30.75	$ 28.70	7.2%
Trailing four quarters	149	498,831	$ 31.04	$ 1.42	5.4	126	375,044	$ 34.06	$ 30.50	11.7%

	Three Months Ended December 31, 2024				**Year Ended December 31, 2024**			
	Leases	**GLA (SF)**	**ABR/SF[4]**	**Rent Spread[2]**	**Leases**	**GLA (SF)**	**ABR/SF[4]**	**Rent Spread[2]**
Retail	35	105,876	$ 32.91	15.2%	138	316,869	$ 42.82	13.5%
Industrial[5]	9	23,364	$ 17.58	6.6%	59	283,060	$ 16.59	7.4%
Office	3	10,637	$ 27.82	3.0%	12	30,391	$ 27.31	2.5%
Subtotal - Improved	47	139,877	$ 29.97	14.0%	209	630,320	$ 30.30	11.7%
Ground	2	N/A[3]	$ 0.6	N/A	3	N/A[3]	$ 0.6	28.8%

[1] Per Glossary of Terms, Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.

[2] Rent Spread is calculated for Comparable Leases, a subset of the total population of leases for the period presented.

[3] Not applicable for ground leases as such leases would not be comparable from a GLA (SF) perspective.

[4] Current ABR, in millions, is presented for ground leases.

[5] During Q4 2024, the Company renewed a comparable industrial lease in which the leased premises includes warehouse and yard space. Due to the yard space, GLA, ABR/SF, and rent spread are not comparable and are therefore, not presented.

Alexander & Baldwin, Inc. | NYSE: ALEX

29

Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 30

LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA

(dollars in thousands; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2024	2023	2024	2023
Land Operations operating revenue				
Development sales revenue	$ 12,339	$ —	$ 18,328	$ —
Unimproved/other property sales revenue	83	4,250	20,265	12,325
Other operating revenue[1]	138	256	683	2,547
Total Land Operations operating revenue	12,560	4,506	39,276	14,872
Development cost of sales	(8,978)	—	(12,592)	—
Unimproved/other property land cost of sales	(109)	(828)	(7,323)	(1,759)
Other operating costs and expenses	(1,046)	(1,696)	(4,517)	(7,766)
(Expense) income from changes to liabilities related to legacy operations	165	4,760	(2,028)	3,965
Selling, general and administrative	(436)	(412)	(1,310)	(1,792)
Intersegment operating charges, net[2]	(6)	75	(30)	(25)
Gain (loss) from disposals, net	—	(3)	2,148	1,114
Earnings (loss) from joint ventures	720	(7)	4,556	1,872
Interest and other income (expense), net	72	(50)	742	349
Total Land Operations operating profit (loss)	$ 2,942	$ 6,345	$ 18,922	$ 10,830

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2024	2023	2024	2023
Land Operations Operating Profit (Loss)	$ 2,942	$ 6,345	$ 18,922	$ 10,830
Land Operations depreciation and amortization	2	7	11	35
Land Operations EBITDA	$ 2,944	$ 6,352	$ 18,933	$ 10,865

[1] Other operating revenue includes revenue related to leasing of non-core legacy agricultural lands during the three and twelve months ended December 31, 2024 and 2023, and revenue related to trucking and storage operations during the twelve months ended December 31, 2023.

[2] Intersegment operating charges primarily from CRE that are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc. | NYSE: ALEX

31

Supplemental Information

COMPONENTS OF LAND OPERATIONS

As of December 31, 2024

Land Operations Balance Sheet Detail
(dollars in thousands; unaudited)

	Acres	Carrying Value
ASSETS		
Real estate investments		
Core real estate investments		
Maui Business Park II[1]	44	$ 15,190
Non-core real estate investments	3,221	32,354
Investments in real estate joint ventures and partnerships		5,907
Total real estate investments, net	3,265	53,451
Accounts receivable and other receivables, net		11,624
Other investments in affiliates		33,126
Other assets		550
Total assets		$ 98,751
LIABILITIES		
Maui agricultural land sale deferred revenue and reserves		$ 69,767
Environmental remediation		15,521
Land development warranty and post-closing obligations		1,503
Other liabilities		10,783
Total liabilities		$ 97,574
Land Operations Book Value		**$ 1,177**


KAHULUI AIRPORT
NORTH PROJECT
HALEAKALA HIGHWAY
HANA HIGHWAY
SAFEWAY
PULEHU ROAD
MAUI MARKETPLACE
PACIFIC PIPE CO
SERVCO PACIFIC
KIHEI AUTO
SOUTH PROJECT
CITY & COUNTY OF MAUI
HO'OKELE CONDOMINIUM
DAIRY ROAD
OfficeMax
AIRPORT ROAD
Walmart
AMERICAN
LOWE'S
TARGET
MAUI BUSINESS PARK II

Core Real Estate Development-for-Sale Projects
(dollars in millions; except per square foot amounts; unaudited)

Project	Location	Product Type	Remaining Sellable Acres[2]	Acres Under Contract[3]	Target Sales Price Range per SF for Remaining	Total Estimated Project Costs	Total Incurred Project Costs	Net Book Value	Estimated Project Completion
Maui Business Park II	Kahului, Maui	Light industrial lots	28.7 acres	12.5 acres	$41-$63 per SF	$ 91	$ 65	$ 15	2030+

[1] Includes 2.8 acres of existing and planned roads and easements not available for sale, and 12.5 acres under contract.

[2] Remaining sellable acres may change due to updates in overall development plan that results in modification of planned roads and easements.

[3] Includes 12.5 acres under contract with a delayed closing pending subdivision completion.

Alexander & Baldwin, Inc. | NYSE: ALEX
Supplemental Information
32

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 33

COMPONENTS OF NET ASSET VALUE (amounts in thousands; unaudited) Three Months Ended December 31, 2024 Supplement Page As of December 31, 2024 Supplement Page NOI from Real Estate Investments Land Operations Real Estate Investments Retail NOI $ 19,794 Core real estate investments $ 15,190 32 Industrial NOI 5,790 Non-core real estate investments 38,261 32 Office NOI 1,027 Total carrying value of Land Operations Real Estate Investments $ 53,451 NOI from Improved Portfolio Investments 26,611 22 NOI from Ground Investments 5,104 22 Other Assets NOI from Real Estate Investments $ 31,714 10 Cash and cash equivalents $ 33,436 6 Restricted cash 236 6 Adjustments to quarterly NOI Account receivable, net 3,697 6 Pro Forma quarterly impact of ABR from leases signed but not yet paying rent - Improved properties $ 591 Other receivable, net 16,696 6 NOI adjustments for dispositions1 $ (47) 24 Other investments in affiliates 33,126 32 Prepaid expenses and other assets 24,926 6 Development and Redevelopment Projects Total carrying value of other assets $ 112,117 Costs incurred to date (in millions) $ 2.0 18 Estimated remaining costs to be incurred (in millions) $ 10.6 to 11.2 18 Liabilities Underwritten incremental unlevered yield 7.8 - 8.1% 18 Notes payable and other debt $ 475,184 16 Leased occupancy for development and redevelopment projects 100% 18 Accounts payable 4,529 6 Pro Forma quarterly impact of ABR from leases signed but not yet paying rent - Development and redevelopment projects $ 256 Accrued post-retirement benefits 7,582 6 Tenant security deposits 7,568 6 Deferred revenue 72,462 6 Land Operations reserves, warranty, and post closing obligations 24,791 32 Accrued and other liabilities 52,151 6 Total carrying value of liabilities $ 644,267 Equity Common shares outstanding 72,634 15 1Removes NOI related to properties disposed during the quarter Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 34

GLOSSARY OF TERMS ABR Annualized Base Rent ("ABR") is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant. Capitalization Rate Estimated in-place NOI for the property divided by the property’s contractual purchase or sale price. Comparable Lease Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool. CRE Portfolio Composed of (1) retail, industrial and office improved properties subject to operating leases ("Improved Portfolio") and (2) assets subject to ground leases ("Ground Leases") within the CRE segment. Debt-service Coverage Ratio The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months. EBITDA (or Consolidated Adjusted EBITDA) Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is calculated on a consolidated basis ("Consolidated EBITDA") by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization. EBITDA is calculated at the segment level ("Segment EBITDA" or "Land Operations EBITDA") by adjusting segment operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the respective segment. Consolidated Adjusted EBITDA is calculated by adjusting Consolidated EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the Company’s core business. FFO Funds from operations (“FFO”) is a widely used supplemental non-GAAP financial measure of REITs' operating performance. FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”) and is calculated as follows: net income (loss) available to A&B common shareholders (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets, (3) gains and losses from change in control, (4) impairment write- downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and (5) income (loss) from discontinued operations related to legacy business operations. Adjusted FFO is an additional supplemental non-GAAP measure of REITs' operating performance. It is calculated by adjusting FFO to exclude share-based compensation, straight-line lease adjustments and other non-cash adjustments, such as amortization of market lease adjustments, debt premium or discount and deferred financing cost amortization, maintenance capital expenditures, leasing commissions, provision for current expected credit losses and other non- comparable and non-operating items, including certain gains, losses, income, and expenses related to the Company’s legacy business operations and assets. The Company presents both non-GAAP measures and reconciles FFO to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders, and FFO to Adjusted FFO. The Company's FFO and Adjusted FFO may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs. GAAP Generally accepted accounting principles in the United States of America. GLA Gross leasable area ("GLA") measured in square feet ("SF"). GLA is periodically adjusted based on remeasurement or reconfiguration of space and may change period over period for these remeasurements. Maintenance Capital Expenditures As it relates to CRE segment capital expenditures (i.e., capitalizable costs on a cash basis), normalized recurring expenditures necessary to maintain building value, the current income stream and position in the market. Such expenditures may include building/area improvements and tenant space improvements. Net Debt Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets. NOI Net Operating Income ("NOI") represents total Commercial Real Estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other income and expenses (not directly associated with the property); and impairment of commercial real estate assets. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 35

Occupancy The Physical Occupancy percentage calculates the square footage leased and commenced (i.e., measured when the lessee has physical access to the space) as a percentage of total available improved property space at the end of the period reported. The Leased Occupancy percentage calculates the square footage leased (i.e., the space has been committed to by a lessee under a signed lease agreement) as a percentage of total available improved property square footage as of the end of the period reported. The Economic Occupancy percentage calculates the square footage under leases for which the lessee is contractually obligated to make lease-related payments (i.e., subsequent to the rent commencement date) to total available improved property square footage as of the end of the period reported. PSF Per square foot of GLA. Rent Spread Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease. Same-Store The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development, and properties acquired or sold during either of the comparable reporting periods. The Same-Store pool may also exclude properties that are fully or partially taken out of service for the purpose of redevelopment or repositioning. Management judgment is involved in the classification of properties for exclusion from the same-store pool when they are no longer considered stabilized due to redevelopment or other factors. Properties are moved into the Same-Store pool after one full calendar year of stabilized operation. Stabilization New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% economic occupancy. Straight-line Rent Non-cash revenue related to a GAAP requirement to average tenant rents over the life of the lease, regardless of the actual cash collected in the reporting period. TTM Trailing twelve months. Year Built Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 36

STATEMENT ON MANAGEMENT'S USE OF NON-GAAP FINANCIAL MEASURES The Company presents the following non-GAAP financial measures in this Supplemental Information document: • Consolidated EBITDA • Consolidated Adjusted EBITDA • FFO • Adjusted FFO • Commercial Real Estate NOI and Same-Store NOI • Land Operations EBITDA The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. EBITDA and Adjusted EBITDA The Company may report various forms of EBITDA (e.g. Consolidated EBITDA, Consolidated Adjusted EBITDA, and Land Operations EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations. The Company also adjusts Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA for items identified as non- recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). As an illustrative example, the Company identified non-cash impairment as a non-recurring, infrequent or unusual item that is not expected to recur in the consolidated or segment’s normal operations. By excluding these items from Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Funds from Operations and Adjusted Funds from Operations Management believes that FFO serves as a supplemental measure to net income calculated in accordance with GAAP for comparing its performance and operations to those of other REITs because it excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, which assumes that the value of real estate assets diminishes predictably over time instead of fluctuating with market conditions, and items that can make periodic or peer analysis more difficult, such as gains and losses from the sale of CRE properties, impairment losses related to CRE properties, and income (loss) from discontinued operations. Management believes that FFO more accurately provides an investor an indication of our ability to incur and service debt, make capital expenditures and fund other needs. The Company has been executing a simplification strategy to focus on the growth and expansion of its commercial real estate portfolio in Hawai‘i by monetizing its legacy assets and operations. The sale of Grace Pacific, LLC and the Company-owned quarry land on Maui in 2023 marked the culmination of the Company’s simplification strategy. Although the Company has some remaining legacy assets to be monetized, investors and analysts now view the Company as a pure-play REIT. In order to enhance comparability to other REITs, the Company provides an additional performance metric, Adjusted FFO, to further adjust FFO to exclude the effects of certain items not related to ongoing property operations. Adjusted FFO is a widely recognized measure of the property operations of REITs and may be more useful than FFO in evaluating the operating performance of the Company’s properties over the long term, as well as enabling investors and analysts to assess performance in comparison to other real estate companies. FFO and Adjusted FFO do not represent alternatives to net income calculated in accordance with GAAP and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. In addition, FFO and Adjusted FFO do not represent and should not be considered alternatives to cash generated from operating activities determined in accordance with GAAP, nor should they be used as measures of the Company’s liquidity, or cash available to fund the Company’s needs or pay distributions. FFO and Adjusted FFO should be considered only as supplements to net income as a measure of the Company’s performance. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 37

The Company presents both non-GAAP measures and reconciles FFO to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders, and FFO to Adjusted FFO. The Company's FFO and Adjusted FFO may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs. NOI and Same-Store NOI NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. Management believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income that is realizable (i.e., assuming collectability is deemed probable) and direct property-related expenses paid or payable in cash that are incurred at the property level, as well as trends in occupancy rates, rental rates and operating costs. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP and amortization of lease incentives and favorable/unfavorable lease assets/liabilities); by non-cash expense recognition items (e.g., the impact of depreciation related to capitalized costs for improved properties and building/tenant space improvements, amortization of leasing commissions, or impairments); or by other income, expenses, gains, or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income and interest and other income (expense), net). Management believes the exclusion of these items from Commercial Real Estate operating profit (loss) is useful because it provides a performance measure of the revenue and expenses directly involved in owning and operation real estate assets. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. Management believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions). The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information document. To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies. Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information document: • Refer to EBITDA AND ADJUSTED EBITDA for a reconciliation of consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA. • Refer to FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS for a reconciliation of consolidated net income (loss) available to A&B common shareholders to FFO and Adjusted FFO. • Refer to NET OPERATING INCOME for a reconciliation of NOI and Same-Store NOI to Commercial Real Estate operating profit. • Refer to LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA for a reconciliation of Land Operations operating profit to Land Operations EBITDA. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 38

RECONCILIATION OF NON-GAAP GUIDANCE (unaudited) Reconciliation of Net Income (Loss) available to A&B common shareholders per diluted share to the forward-looking range of Funds From Operations (“FFO”) per diluted share, is as follow: Reconciliations of Net Income available to A&B common shareholders to FFO Year Ended December 31, 2024 Full-Year 2025 Estimate - Current1 Low High Net Income (Loss) available to A&B common shareholders per diluted share $ 0.83 $ 0.64 $ 0.71 Depreciation and amortization of commercial real estate properties 0.49 0.49 0.49 (Income) loss from discontinued operations, net of income taxes 0.05 — — FFO per diluted share $ 1.37 $ 1.13 $ 1.20 FFO per share related to CRE and Corporate $ 1.11 $ 1.11 $ 1.16 FFO per diluted share related to Land Operations2 0.26 0.02 0.04 FFO per diluted share $ 1.37 $ 1.13 $ 1.20 1 The full-year 2025 estimate reflects guidance as of the date of this supplemental information document and assumes that diluted shares equal the latest 2024 year-to-date ending amount. 2 FFO per diluted share related to Land Operations is equal to Land Operations operating profit (loss) divided by diluted shares, as there are no reconciling items between Land Operations operating profit (loss) and FFO for the Land Operations segment. The forward looking guidance includes certain forward-looking information, including CRE Same-Store NOI growth %, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking CRE Same-Store NOI growth % amounts to the most directly comparable GAAP financial measure. These forward-looking same-store calculations include only activity from properties owned for comparable periods. We are unable, without unreasonable effort, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items, including but not limited to, (i) occupancy changes; (ii) terms for new and renewal leases; (iii) collections from tenants; and (iv) other nonrecurring/unplanned income or expense items. These items are inherently uncertain and depend on various factors, many of which are beyond our control, and the unavailable components could have a significant impact on our future financial results. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 39